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                                 EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CV Therapeutics, Inc. for the registration of 1,472,147 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 1997, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                  /s/Ernst & Young, LLP


Palo Alto, California
November 24, 1997